Exhibit 10.1
Amendment to Credit Agreement

This agreement is dated as of April 6, 2009. by and between AR1 Network Services, Inc. (the "Borrower"J and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, with its main office in Chicago, IL (together with its successors and assigns the “Bank”). The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the "Effective Date").

WHEREAS, the Borrower and the Bank entered into a credit agreement dated July 9, 2004, as amended (if applicable) (the "Credit Agreement"); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth in this agreement:

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.	DEFINED TERMS. Capitalized terms used in this agreement shall have the same meanings as in the Credit Agreement, unless otherwise defined in this agreement.

2.             MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

2.1	From and after the Effective Date, Section 1.2 of the Credit Agreement captioned "Facility A (Line of Credit)" is hereby amended by adding the following Subsection thereto as follows:

Non Usage Fee. The Borrower shall pay to the Bank a non-usage fee calculated on the average daily unused portion of Facility A at a rate of 0.25% per annum, payable in arrears within fifteen (15) days of the end of each calendar quarter for which the fee is owing. The Bank may begin to accrue the foregoing fee on the date the Borrower signs or otherwise authenticates this agreement.

2.2	From and after the Effective Date, Section 2 of the Credit Agreement captioned "Definitions" is hereby amended by adding the following Definition thereto as follows:

2.11   "Subordinated Debt" means debt subordinated to the Liabilities in manner and by written agreement satisfactory to the Bank.

2.3	From and after the Effective Date, Section 5.2 of the Credit Agreement is hereby amended by adding Subsection M thereto as follows:

M.           Debt Service Coverage. Ratio. Permit its "Debt Service Coverage Ratio" (hereinafter defined in this subsection) for any "Test Period" (hereinafter defined in this subsection) to be less than 1.20 to 1.00. As used in this subsection the term "Debt Service Coverage Ratio" means its ratio of (i) net income, plus tax expense, plus interest expense, plus depreciation expense, plus amortization expense, minus Distributions made, minus income tax expense, all computed for the Test Period, to (ii) interest expense, plus scheduled principal payments on debt that is not Subordinated Debt, plus scheduled capital lease payments, plus principal payments made on Subordinated Debt, all computed for the Test Period. As used in this subsection, the term "Test Period" means each period of four consecutive fiscal quarters.

3.	RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified by this agreement

4.
BORROWER REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, event, act or omission which could constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document exists, and (c) no condition, event, act or omission has occurred and is continuing that with the giving of notice, or the passage of time or both, would constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document.

5.
FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, both before and after judgment, including legal fees incurred by the Bank by the preparation, consummation, administration and enforcement of this agreement.

6.
EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Rank, and the Bank shall have received from the Borrower the following documents: Note Modification Agreement.

7.
ACKNOWLEDGEMENTS OF BORROWER / RELEASE. The Borrower acknowledges that as of the date of this agreement it has no offsets with respects to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement, as modified by this agreement, or any other Related Document on or prior to the date of this agreement. The Borrower fully, filially and forever releases and discharges the Bank, its successors and assigns and their respective directors, officers, employees, agents and representatives (each a "Bank Party"} from any and all claims, causes of action, debts, demands and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of any Bank Party related to the Credit Agreement on or prior to the date hereof The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future agreements, should any be requested.

8.
INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Credit Agreement, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of the Credit Facilities and supersede all prior understandings and negotiations. No provision of the Credit Agreement, as modified by this agreement, or the other Related Documents, may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parry against whom it is being enforced.

9.
Governing Law and Venue. This agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Wisconsin, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Wisconsin is not a convenient forum or the proper value for any such suit, action or proceeding.

10.
NOT A NOVATION. This agreement is a modification only and not a novation. Except as expressly modified by this agreement, the Credit Agreement, any other Related Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein, This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any other Related Documents, the provisions of this agreement shall supersede and control. The Bank expressly reserves all lights against all panics to the Credit Agreement and the other Related Documents.

Borrower:

ARI Network Services, Inc.

By:	/s/ Kenneth S. Folberg
Kenneth S. Folberg, VP of Finance & CFO
Printed Name Title

Date Signed:	April 9, 2009

Bank:

JP Morgan Chase Bank N.A.

By:	/s/ Anthony w. Bartell
Anthony w. Bartell, VP
Printed Name Title

Date Signed:	4/10/09

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Note Modification Agreement

This agreement is dated as of April 6, 2009 (the "Agreement Date"), by and between ARI Network Services, Inc. (the "Borrower") and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, with its main office m Chicago, IL (together with its successors and assigns, the "Bank"). The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the "Effective Date").

WHEREAS, the Borrower executed a Line of Credit Note dated as of July 9, 2004 in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00). (as same may have been amended or modified from time to time, the "Note") as evidence of an extension of credit from the Bank to the Borrower, which Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Rank; and,

WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth in this agreement;

NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows;

1.             ACCURACY OF RECITALS. The Borrower acknowledges the accuracy of the Recitals stated above.

2.             DEFINITIONS. Capitalized terms used in this agreement shall have the same meanings as in the Note, unless otherwise defined in this agreement.

3.             MODIFICATION OF NOTE.

3.1      From and after the Effective Date, the provision in the Note captioned "Due" and the first paragraph of the provision in the Note captioned "Promise to Pay" are hereby amended and restated to read as follows!

Due:           June 30, 2011

Promise to Pay. On or before June 30, 2011, for value received, ARI Network Services, Inc. (the "Borrower") promises to pay to JPMorgan Chase Bank, N.A., whose address is 111 E. Wisconsin Ave, Milwaukee, WI 53202 (the "Bank") or order, in lawful money of the United States of America, the sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500.000.00) or so much thereof as may be advanced and outstanding, plus interest on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of 1.00% per annum above the Prime Rate (the "Note Rate"), and at the rate of 3.00% per annum above the Note Rate, at the Bank's option, upon the occurrence of any default under this Note, whether or not the Bank elects to accelerate the maturity of this Note, from the date such increased rate is imposed by the Bank. In this Note, "Prime Rate" means the rate of interest per annum announced from time to lime by the Bank as its prime rate. The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the dale the change is announced as being effective, THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE THE BANK'S LOWEST RATE.

3.2      From and after the Effective Date, the provision in the Note captioned "Late Fee" to hereby amended and restated to read as follows:

Late Fee. Any principal or interest which is not paid within 10 days after its due date (whether as stated, by acceleration or otherwise) shall be subject to a late payment charge of five percent (5.00%) of the total payment due, in addition to the payment of interest, up to the maximum amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per late charge. The Borrower agrees to pay and stipulates that five percent (5.00%) of the total payment due is a reasonable amount for a late payment charge. The Borrower shall pay the late payment charge upon demand by the Bank or, if billed, within the time specified.

3.3      Each of the Related Documents is modified to provide that it shall be a default or an event of default thereunder if the Borrower shall fail to comply with any of the covenants of the Borrower herein or if any representation or warranty by the Borrower herein or by any guarantor in any Related Documents is materially incomplete, incorrect, or misleading as of the date hereof. As used in this agreement, the "Related Documents" shall include the Note and all applications for letters of credit, loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed m connection with the Note or in connection with any other obligations of the Borrower to the Bank.

3.4      Each reference in the Related Documents to any of the Related Documents shall be a reference to such document as modified by tins agreement.

4.             RATIFICATION OF RELATED DOCUMENTS AND COLLATERAL. The Related Documents are ratified and reaffirmed by the Borrower and shall remain rn full force and effect as they may be modified by this agreement. All property described as security in the Related Documents shall remain as security for the Note, as modified by this agreement, and the Liabilities under the other Related Documents.

5.             BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that each of the representations and warranties made in the Note and the other Related Documents and each of the following representations and warranties are and will remain, true and correct until the later of maturity or the date on which all Liabilities evidenced by the Note arc paid in full.

5.1      No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred and is continuing under any provision of the Note, as modified by this agreement, or any other Related Document.

5.2      No event has occurred which may in any one case or in the aggregate materially and adversely affect the financial condition, properties, business, affairs, prospects or operations of the Borrower or any guarantor or any subsidiary of the Borrower.

5.3      The Borrower has no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or olherwise, that it could assert with respect to the Note or any other Liabilities.

5.4      The Note, as modified by this agreement, and the other Related Documents are the legal, valid, and binding obligations of the Borrower and the other parties, enforceable against the Borrower and other parties in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

5.5      The Borrower, other than any Borrower who is a natural person, is validly existing under the laws of the State of its formation or organization. The Borrower has the requisite power and authority to execute and deliver this agreement and to perform the obligations described in the Related Documents as modified herein. The execution and delivery of this agreement and the performance of the obligations described in the Related Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This agreement has been duly executed and delivered by or on behalf of the Borrower,

6.             BORROWER COVENANTS. The borrower covenants with the Bank:

6.1      The Borrower shall execute, deliver, and provide to the Bank such additional agreements, documents, and instruments as reasonably required by the Bank to effectuate the intent of this agreement.

6.2      The Borrower fully, finally, and forever releases and discharges the Bank, its successors, and assigns and their respective directors, officers, employees, agents, and representatives (each a "Bank Party") from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower, (i) in respect of the loan evidenced by the Note and the Related Documents, or of the actions or omissions of any Bank Party in any manner related to the loan evidenced by the Note or the Related Documents and (ii) arising from events occurring prior to the date of this agreement

6.3      To the extent not prohibited by applicable law. the Borrower shall pay to the Bank:

6.3.1    All the internal and external costs and expenses incurred (or charged by internal allocation) by the Bank in connection with this agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

7.              EXECUTION AND DELIVERY OF AGREEMENT BY THE BANK. The Bank shall not be bound by this agreement until (i) the Bank has executed this agreement and (ii) the Borrower performed all of the obligations of the Borrower under this agreement to be performed contemporaneously with the execution and delivery of this agreement,

8:             INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Note, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement or the Borrower and the Bank in respect of any Liabilities evidenced by the Note and supersede alt prior understandings, and negotiations. No provision of the Note, as modified by this agreement, or any other Related Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

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9.      GOVERNING LAW AND VENUE. This agreement shall be governed by and construed in accordance with the laws of The State of Wisconsin (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under the Note of this agreement may be brought by the Bank in any state or federal court located in the State of Wisconsin, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditional, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Wisconsin is not a convenient forum or the proper venue for any such suit, action or proceeding. This agreement binds the Borrower and its successors, and benefits the Bank, its successors and assigns. The Borrower shall not, however, have the right to assign the Borrower's rights under this agreement or any interest therein, without the prior written consent of the Bank.

10.      COUNTERPART EXECUTION. This agreement may be executed in multiple counterparts, each of which, when so executed, shall he deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

11.      NOT A NOVATION. This agreement is a modification only and not a novation, In addition to all amounts hereafter due under the Note, as modified by this agreement, and the other Related Documents, all accrued interest evidenced by the Note being modified by this agreement and all accrued amounts due and payable under the Related Documents shall continue to be due and payable until paid. Except for the modification(s) set forth in this agreement, the Note, the other Related Documents and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Note and made a part thereof. This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby. References to the Related Documents and to other agreements shall not affect or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note when due. The Bank reserves all rights against all parties to the Note and the other Related Documents.

Borrower:

Adress: 11425 West Lake Park Drive, Suite 900 Milwaukee, WI 53224	ARI Network Services, Inc.
	By:	/s/ Kenneth S. Folberg
Kenneth S. Folberg, VP of Finance & CFO
Printed Name Title

	Date Signed:	April 9, 2009

BANK’S ACCEOPTANCE

The foregoing agreement is hereby agreed to and acknowledged.
Bank:

JP Morgan Chase Bank N.A.

	By:	/s/ Anthony w. Bartell
Anthony w. Bartell, VP
Printed Name Title

	Date Signed:	4/10/09

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